QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.13

March 31, 2007

Agnico-Eagle Mines Limited
Securities Commission of Newfoundland & Labrador
Nova Scotia Securities Commission
New Brunswick Securities Commission
Registrar of Securities, Prince Edward Island
Autorité des marchés financiers du Québec
Ontario Securities Commission
The Manitoba Securities Commission
Saskatchewan Financial Services, Securities Division
Alberta Securities Commission
British Columbia Securities Commission
Toronto Stock Exchange
United States Securities and Exchange Commission

Agnico-Eagle Mines Limited (the "Company")

        I have been named as a "qualified person" in the take-over bid circular dated March 12, 2007 forming part of the offer made by the Company and Agnico-Eagle Acquisition Corporation to purchase all of the outstanding common shares of Cumberland Resources Ltd. ("Cumberland"), together with the rights under Cumberland's shareholder rights plan, other than common shares already owned by the Company or its affiliates (as may be amended or supplemented from time to time in the future, the "Circular"), which Circular is incorporated by reference into and is deemed to be included in the Company's Registration Statement on Form F-10 (as filed with the United States Securities and Exchange Commission and as may be further amended from time to time in the future, the "Registration Statement").

        I hereby consent to the use of my name in the Circular and in the Registration Statement and the use, inclusion or incorporation by reference of, and reference(s) to, the information that I have prepared or supervised the preparation of as a "qualified person" under National Instrument 43-101 — Standards of Disclosure for Mineral Projects (the "QP Information") in the Circular and in the Registration Statement. I confirm that I have read the Circular and the Registration Statement and have no reason to believe that (i) there is any misrepresentation in the information contained in the Circular or the Registration Statement that is derived from the QP Information, and (ii) the Circular or the Registration Statement contain any misrepresentation of the information contained in the QP Information or within my knowledge, as a result of the investigations and enquiries made by me in connection with the preparation of the QP Information.

        This letter is solely for your information in connection with the offering of the securities covered by the Circular under the Registration Statement, and is not to be referred to in whole or in part for any other purpose.

Yours very truly,

/s/ YVES GALARNEAU Yves Galarneau

QuickLinks

Agnico-Eagle Mines Limited (the "Company")